EXHIBIT 99.1
Press Release

FOR IMMEDIATE RELEASE

For further information:
Chandni Luthra - Investors	Steve Iaco - Media
212.984.8113	212.984.6535
Chandni.Luthra@cbre.com	Steven.Iaco@cbre.com

CBRE GROUP, INC. REPORTS FINANCIAL RESULTS FOR THIRD-QUARTER 2024

Dallas – October 24, 2024 — CBRE Group, Inc. (NYSE:CBRE) today reported financial results for the third quarter ended September 30, 2024.

Key Highlights:

•GAAP EPS up 20% to $0.73; Core EPS up 67% to $1.20
•Revenue up 15%; net revenue up 20%
•Resilient Business(1) net revenue increased 18%, anchored by Turner & Townsend
•Global leasing revenue surged 19%, supported by a 24% increase in the United States
•Global property sales revenue increased for the first time in eight quarters; 20% growth in the United Sates was driven by multifamily and retail assets
•Net cash flow from operations improved to $573 million and free cash flow to $494 million – the fourth consecutive quarter of improvement. Free cash flow increased 61% from third-quarter 2023
•Increased full-year Core EPS outlook to a range of $4.95 to $5.05 – up from $4.70 to $4.90

“Our performance in the third quarter was highlighted by our second-highest third quarter core earnings per share in company history, driven by double-digit revenue and profit growth and significant operating leverage in all three business segments. In addition, we achieved operational gains across key parts of our business and continued to advance our strategic positioning,” said Bob Sulentic, chair and chief executive officer of CBRE.

CBRE Press Release
October 24, 2024

Consolidated Financial Results Overview
The following table presents highlights of CBRE performance (dollars in millions, except per share data; totals may not add due to rounding):

			% Change
	Q3 2024	Q3 2023	USD	LC (2)
Operating Results
Revenue	$9,036	$7,868	14.8%	15.4%
Net revenue (3)	5,318	4,430	20.0%	20.5%
GAAP net income	225	191	17.8%	20.9%
GAAP EPS	0.73	0.61	19.7%	23.0%
Core adjusted net income (4)	369	226	63.3%	65.5%
Core EBITDA (5)	688	436	57.8%	58.9%
Core EPS (4)	1.20	0.72	66.7%	68.1%

Cash Flow Results
Cash flow provided by (used in) operations	$573	$383	49.6%
Less: Capital expenditures	79	76	3.9%
Free cash flow (6)	$494	$307	60.9%

Advisory Services Segment
The following table presents highlights of the Advisory Services segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q3 2024	Q3 2023	USD		LC
Revenue	$2,395	$2,013	19.0%		19.5%
Net revenue	2,371	1,992	19.0%		19.5%
Segment operating profit (7)	414	277	49.5%		50.2%
Segment operating profit on revenue margin (8)	17.3%	13.8%	3.5	pts	3.5	pts
Segment operating profit on net revenue margin (8)	17.5%	13.9%	3.6	pts	3.6	pts

Note: all percent changes cited are vs. third-quarter 2023, except where noted.

Property Leasing
•Global leasing revenue surged 19% (same local currency), well above expectations.
•Growth was led by Europe, the Middle East & Africa (EMEA), with leasing revenue up 28% (27% local currency), driven by strong gains in the United Kingdom and several Continental European countries.
•The Americas was also very strong, with leasing revenue up 20% (same local currency), including a 24% increase in the United States.
•Asia-Pacific (APAC) leasing revenue rose 3% (4% local currency).

CBRE Press Release
October 24, 2024

•Global office leasing revenue reached a new high for any third quarter, increasing by 26%. Greater certainty about the economic outlook is supporting occupier decision making across primary and secondary markets, particularly in the United States and Europe.

Capital Markets
•Global property sales revenue showed year-over-year growth for the first time since second-quarter 2022, rising 14% (15% local currency), better than expected.
•The Americas paced global activity with sales revenue up 18% (19% local currency), led by 20% growth in the United States.
•Higher U.S. property sales growth was driven by stronger activity in multi-family and retail.
•Sales revenue increased more modestly in EMEA, up 6% (same local currency), and APAC, up 5% (up 6% local currency). Growth was notably strong in Singapore, reflecting an especially large industrial portfolio sale.
•Mortgage origination revenue jumped 52% (same local currency), as liquidity returned to the real estate investment market. Growth was driven by a 36% increase in loan origination fees and higher interest earnings on escrow balances. Origination activity picked up notably with Government-Sponsored Enterprises.

Other Advisory Business Lines
•Loan servicing revenue edged up 1% (flat local currency). The servicing portfolio increased to more than $435 billion, up 2% for the quarter and 10% from a year ago.
•Property management net revenue increased 22% (23% local currency), with strong growth across geographies, most notably in the United States, driven by the addition of the Brookfield office portfolio.
•Valuations revenue climbed 9% (same local currency).

Global Workplace Solutions (GWS) Segment
The following table presents highlights of the GWS segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q3 2024	Q3 2023	USD		LC
Revenue	$6,346	$5,649	12.3%		13.0%
Net revenue	2,652	2,232	18.8%		19.4%
Segment operating profit	318	251	26.7%		27.5%
Segment operating profit on revenue margin	5.0%	4.4%	0.6	pts	0.6	pts
Segment operating profit on net revenue margin	12.0%	11.3%	0.7	pts	0.8	pts

Note: all percent changes cited are vs. third-quarter 2023, except where noted.

•Facilities management net revenue increased 22% (23% local currency), with broad-based strength in both the Enterprise and Local businesses.
•Project management net revenue rose 12% (13% local currency). Turner & Townsend exhibited strength across its geographies and asset types, with revenue up 18%.
•Net operating margin improved more than 70 basis points versus third-quarter 2023, reflecting the benefit of cost efficiency efforts.

CBRE Press Release
October 24, 2024

Real Estate Investments (REI) Segment
The following table presents highlights of the REI segment performance (dollars in millions):

			% Change
	Q3 2024	Q3 2023	USD	LC
Revenue	$302	$210	43.8%	43.8%
Segment operating profit	67	7	857.1%	857.1%

Note: all percent changes cited are vs. third-quarter 2023, except where noted.

Investment Management
•Total revenue surged 43% (same local currency), reflecting higher incentive fees. Asset Management fees also rose modestly.
•Operating profit(9) totaled more than $75 million, up from $29 million in last year’s third quarter. This was driven by incentive fees and significant co-investment returns.
•Assets Under Management (AUM) totaled $148.3 billion, an increase of $5.8 billion from second-quarter 2024. The increase was driven by capital raising, higher asset values, primarily in the listed securities portfolio, and favorable foreign currency movement.

Real Estate Development
•Global development operating loss(9) narrowed to $8 million. As expected, the company did not monetize any significant development assets in the period.
•The in-process portfolio ended third-quarter 2024 at $19.0 billion, up $0.2 billion from second-quarter 2024. The pipeline increased $0.3 billion during the quarter to $13.4 billion.

Core Corporate Segment
•Core corporate operating loss increased by approximately $12 million, reflecting both higher insurance costs and increased incentive compensation due to improved business performance.

Capital Allocation Overview
•Free Cash Flow – During the third quarter of 2024, free cash flow improved significantly to $494 million. This reflected cash provided by operating activities of $573 million, adjusted for total capital expenditures of $79 million.(10) Free cash flow conversion improved to 71% on a trailing 12-month basis, the fourth consecutive increase.
•Stock Repurchase Program – The company repurchased approximately 0.6 million shares for $62 million ($109.20 average price per share) during the third quarter. There was approximately $1.4 billion of capacity remaining under the company’s authorized stock repurchase program as of September 30, 2024.
•Acquisitions and Investments – CBRE did not make any significant acquisitions during the third quarter.

CBRE Press Release
October 24, 2024

Leverage and Financing Overview
•Leverage – CBRE’s net leverage ratio (net debt(11) to trailing twelve-month core EBITDA) was 1.26x as of September 30, 2024, which is substantially below the company’s primary debt covenant of 4.25x. The net leverage ratio is computed as follows (dollars in millions):

As of
September 30, 2024
Total debt	$4,002
Less: Cash (12)	1,025
Net debt (11)	$2,977

Divided by: Trailing twelve-month Core EBITDA	$2,354

Net leverage ratio	1.26x

•Liquidity – As of September 30, 2024, the company had approximately $4.0 billion of total liquidity, consisting of $1.0 billion in cash, plus the ability to borrow an aggregate of approximately $3.0 billion under its revolving credit facilities, net of any outstanding letters of credit.

Conference Call Details
The company’s third quarter earnings webcast and conference call will be held today, Thursday, October 24, 2024 at 8:30 a.m. Eastern Time. Investors are encouraged to access the webcast via this link or they can click this link beginning at 8:15 a.m. Eastern Time for automated access to the conference call.
Alternatively, investors may dial into the conference call using these operator-assisted phone numbers: 877.407.8037 (U.S.) or 201.689.8037 (International). A replay of the call will be available starting at 1:00 p.m. Eastern Time on October 24, 2024. The replay is accessible by dialing 877.660.6853 (U.S.) or 201.612.7415 (International) and using the access code:13749005#. A transcript of the call will be available on the company's Investor Relations website at https://ir.cbre.com.
About CBRE Group, Inc.
CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm (based on 2023 revenue). The company has more than 130,000 employees (including Turner & Townsend employees) serving clients in more than 100 countries. CBRE serves a diverse range of clients with an integrated suite of services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

CBRE Press Release
October 24, 2024

Safe Harbor and Footnotes
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the economic outlook, the company’s future growth momentum, operations and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic, political and regulatory conditions and significant public health events, particularly in geographies or industry sectors where our business may be concentrated; volatility or adverse developments in the securities, capital or credit markets, interest rate increases and conditions affecting the value of real estate assets, inside and outside the United States; poor performance of real estate investments or other conditions that negatively impact clients’ willingness to make real estate or long-term contractual commitments and the cost and availability of capital for investment in real estate; foreign currency fluctuations and changes in currency restrictions, trade sanctions and import/export and transfer pricing rules; our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate accretive companies; costs and potential future capital requirements relating to companies we may acquire; integration challenges arising out of companies we may acquire; increases in unemployment and general slowdowns in commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant changes in capitalization rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; our ability to further diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new occupier and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to continue investing in our platform and client service offerings; our ability to maintain expense discipline; the emergence of disruptive business models and technologies; negative publicity or harm to our brand and reputation; the failure by third parties we do business with to comply with service level agreements or regulatory or legal requirements; the ability of our investment management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; the ability of our indirect subsidiary, CBRE Capital Markets, Inc., to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; declines in lending activity of U.S. GSEs, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; changes in U.S. and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Asia, Africa, Russia, Eastern Europe and the Middle East, due to the level of political instability in those regions; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; our ability to retain, attract and incentivize key personnel; our ability to manage organizational challenges associated with our size; liabilities under guarantees, or for construction defects, that we incur in our development services business; variations in historically customary seasonal patterns that cause our business not to perform as expected; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats or other threats to our information technology networks, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, fire and safety building requirements and regulations, as well as data privacy and protection regulations and ESG matters, and the anti-corruption laws and trade sanctions of the U.S. and other countries; changes in applicable tax or accounting requirements; any inability for us to implement and maintain effective internal controls over financial reporting; the effect of implementation of new accounting rules and standards or the impairment of our goodwill and intangible assets; and the performance of our equity investments in companies that we do not control.
Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2023, our latest quarterly report on Form 10-Q, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and

CBRE Press Release
October 24, 2024

may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.
The terms “net revenue,” “core adjusted net income,” “core EBITDA,” “core EPS,” “business line operating profit (loss),” “segment operating profit on revenue margin,” “segment operating profit on net revenue margin,” “net debt” and “free cash flow,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Totals may not sum in tables in millions included in this release due to rounding.

Note: We have not reconciled the (non-GAAP) core earnings per share forward-looking guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, carried interest incentive compensation and financing costs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

(1)Net revenue from Resilient Businesses includes facilities management, project management, property management, loan servicing, valuations and asset management fees in the investment management business. Net revenue from Transactional Businesses includes sales, leasing, mortgage origination, carried interest and incentive fees in the investment management business, and development fees.
(2)Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.
(3)Net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. These costs are reimbursable by clients and generally have no margin.
(4)Core adjusted net income and core earnings per diluted share (or core EPS) exclude the effect of select items from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for (benefit from) income taxes and impact on non-controlling interest for such charges. Adjustments during the periods presented included non-cash depreciation and amortization expense related to certain assets attributable to acquisitions and restructuring activities, interest expense related to indirect tax audit/settlement, certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, costs incurred related to legal entity restructuring, write-off of financing costs on extinguished debt, integration and other costs related to acquisitions, asset impairments, costs associated with efficiency and cost-reduction initiatives, charges related to indirect tax audit/settlement and the impact of fair value adjustment related to unconsolidated equity investments. It also removes the fair value changes and related tax impact of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments).
(5)Core EBITDA represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization, asset impairments, adjustments related to certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, costs associated with efficiency and cost-reduction initiatives, charges related to indirect tax audit/settlement and the impact of fair value adjustment related to unconsolidated equity investments. It also removes the fair value changes, on a pre-tax basis, of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments).
(6)Free cash flow is calculated as cash flow provided by operations, less capital expenditures (reflected in the investing section of the consolidated statement of cash flows).
(7)Segment operating profit (loss) is the measure reported to the chief operating decision maker (CODM) for purposes of making decisions about allocating resources to each segment and assessing performance of each segment. Segment operating profit represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization and asset impairments, as well as adjustments related to the following: certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, costs associated with efficiency and cost-reduction initiatives, charges related to indirect tax audit/settlement and the impact of fair value adjustment related to unconsolidated equity investments.

CBRE Press Release
October 24, 2024

(8)Segment operating profit on revenue and net revenue margins represent segment operating profit divided by revenue and net revenue, respectively.
(9)Represents line of business profitability/losses, as adjusted.
(10)For the three months ended September 30, 2024, the company incurred capital expenditures of $79 million (reflected in the investing section of the condensed consolidated statement of cash flows) and received tenant concessions from landlords of $8 million (reflected in the operating section of the condensed consolidated statement of cash flows).
(11)Net debt is calculated as total debt (excluding non-recourse debt) less cash and cash equivalents.
(12)Cash represents cash and cash equivalents (excluding restricted cash).

CBRE Press Release
October 24, 2024

CBRE GROUP, INC.
OPERATING RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(in millions, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Net revenue	$5,318	$4,430	$14,734	$13,088
Pass-through costs also recognized as revenue	3,718	3,438	10,629	9,911
Total revenue	9,036	7,868	25,363	22,999

Costs and expenses:
Cost of revenue	7,252	6,397	20,521	18,583
Operating, administrative and other	1,237	1,058	3,538	3,356
Depreciation and amortization	178	149	497	465
Total costs and expenses	8,667	7,604	24,556	22,404

(Loss) gain on disposition of real estate	(1)	5	12	18

Operating income	368	269	819	613

Equity (loss) income from unconsolidated subsidiaries	(4)	(13)	(77)	121
Other income	12	14	26	22
Interest expense, net of interest income	64	38	163	110
Income before provision for income taxes	312	232	605	646
Provision for income taxes	67	31	70	114
Net income	245	201	535	532
Less: Net income attributable to non-controlling interests	20	10	54	23
Net income attributable to CBRE Group, Inc.	$225	$191	$481	$509

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$0.73	$0.62	$1.57	$1.64
Weighted average shares outstanding for basic income per share	306,253,811	307,854,518	306,269,264	309,716,456

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$0.73	$0.61	$1.56	$1.62
Weighted average shares outstanding for diluted income per share	308,305,013	312,221,133	308,281,111	313,944,855

Core EBITDA	$688	$436	$1,618	$1,472

CBRE Press Release
October 24, 2024

CBRE GROUP, INC.
SEGMENT RESULTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024
(in millions, totals may not add due to rounding)
(Unaudited)

	Three Months Ended September 30, 2024
	Advisory Services	Global Workplace Solutions	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue:
Net revenue	$2,371	$2,652	$302	$(7)	$5,318	$—	$5,318
Pass-through costs also recognized as revenue	24	3,694	—	—	3,718	—	3,718
Total revenue	2,395	6,346	302	(7)	9,036	—	9,036

Costs and expenses:
Cost of revenue	1,478	5,716	60	(2)	7,252	—	7,252
Operating, administrative and other	517	329	229	162	1,237	—	1,237
Depreciation and amortization	70	90	4	14	178	—	178
Total costs and expenses	2,065	6,135	293	174	8,667	—	8,667

Loss on disposition of real estate	—	—	(1)	—	(1)	—	(1)

Operating income (loss)	330	211	8	(181)	368	—	368

Equity income (loss) from unconsolidated subsidiaries	1	(9)	14	—	6	(10)	(4)
Other income	—	1	8	1	10	2	12
Add-back: Depreciation and amortization	70	90	4	14	178	—	178
Adjustments:
Costs associated with efficiency and cost-reduction initiatives	13	11	4	13	41	—	41
Charges related to indirect tax audit / settlement	—	—	—	25	25	—	25
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	(4)	—	(4)	—	(4)
Integration and other costs related to acquisitions	—	5	—	17	22	—	22
Provision associated with Telford’s fire safety remediation efforts	—	—	33	—	33	—	33
Impact of fair value non-cash adjustments related to unconsolidated equity investments	—	9	—	—	9	—	9

Total segment operating profit (loss)	$414	$318	$67	$(111)		$(8)	$680

Core EBITDA					$688
_______________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
October 24, 2024

CBRE GROUP, INC.
SEGMENT RESULTS—(CONTINUED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2023
(in millions, totals may not add due to rounding)
(Unaudited)

	Three Months Ended September 30, 2023

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue:
Net revenue	$1,992	$2,232	$210	$(4)	$4,430	$—	$4,430
Pass-through costs also recognized as revenue	21	3,417	—	—	3,438	—	3,438
Total revenue	2,013	5,649	210	(4)	7,868	—	7,868

Costs and expenses:
Cost of revenue	1,253	5,104	43	(3)	6,397	—	6,397
Operating, administrative and other	497	303	153	105	1,058	—	1,058
Depreciation and amortization	66	66	3	14	149	—	149
Total costs and expenses	1,816	5,473	199	116	7,604	—	7,604

Gain on disposition of real estate	—	—	5	—	5	—	5

Operating income (loss)	197	176	16	(120)	269	—	269

Equity income (loss) from unconsolidated subsidiaries	1	1	(4)	—	(2)	(11)	(13)
Other income (loss)	11	1	—	3	15	(1)	14
Add-back: Depreciation and amortization	66	66	3	14	149	—	149
Adjustments:
Costs associated with efficiency and cost-reduction initiatives	2	2	—	—	4	—	4
Integration and other costs related to acquisitions	—	5	—	—	5	—	5
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	(8)	—	(8)	—	(8)
Costs incurred related to legal entity restructuring	—	—	—	4	4	—	4

Total segment operating profit (loss)	$277	$251	$7	$(99)		$(12)	$424

Core EBITDA					$436
_______________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
October 24, 2024

CBRE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$1,025	$1,265
Restricted cash	132	106
Receivables, net	6,705	6,370
Warehouse receivables (1)	1,438	675
Contract assets	496	443
Prepaid expenses	361	333
Income taxes receivable	157	159
Other current assets	302	315
Total Current Assets	10,616	9,666
Property and equipment, net	936	907
Goodwill	5,778	5,129
Other intangible assets, net	2,372	2,081
Operating lease assets	1,122	1,030
Investments in unconsolidated subsidiaries	1,334	1,374
Non-current contract assets	96	75
Real estate under development	457	300
Non-current income taxes receivable	68	78
Deferred tax assets, net	392	361
Other assets, net	1,674	1,547
Total Assets	$24,845	$22,548
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$3,851	$3,562
Compensation and employee benefits payable	1,241	1,459
Accrued bonus and profit sharing	1,223	1,556
Operating lease liabilities	229	242
Contract liabilities	329	298
Income taxes payable	75	217
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (1)	1,422	666
Revolving credit facility	683	—
Other short-term borrowings	4	16
Current maturities of long-term debt	38	9
Other current liabilities	335	218
Total Current Liabilities	9,430	8,243
Long-term debt, net of current maturities	3,277	2,804
Non-current operating lease liabilities	1,205	1,089
Non-current income taxes payable	—	30
Non-current tax liabilities	155	157
Deferred tax liabilities, net	253	255
Other liabilities	969	903
Total Liabilities	15,289	13,481
Equity:
CBRE Group, Inc. Stockholders’ Equity:
Class A common stock	3	3
Additional paid-in capital	—	—
Accumulated earnings	9,584	9,188
Accumulated other comprehensive loss	(895)	(924)
Total CBRE Group, Inc. Stockholders’ Equity	8,692	8,267
Non-controlling interests	864	800
Total Equity	9,556	9,067
Total Liabilities and Equity	$24,845	$22,548
________________________________________________________________________________________________________________________________________
(1)Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.

CBRE Press Release
October 24, 2024

CBRE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$535	$532
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	497	465
Amortization of financing costs	5	4
Gains related to mortgage servicing rights, premiums on loan sales and sales of other assets	(111)	(79)
Gain on disposition of real estate assets	(12)	(18)
Net realized and unrealized gains, primarily from investments	(10)	(4)
Provision for doubtful accounts	16	13
Net compensation expense for equity awards	112	73
Equity loss (income) from unconsolidated subsidiaries	77	(121)
Distribution of earnings from unconsolidated subsidiaries	43	189
Proceeds from sale of mortgage loans	7,479	7,081
Origination of mortgage loans	(8,212)	(7,611)
Increase in warehouse lines of credit	756	546
Tenant concessions received	21	8
Purchase of equity securities	(56)	(11)
Proceeds from sale of equity securities	80	10
Increase in real estate under development	(6)	—
Increase in receivables, prepaid expenses and other assets (including contract and lease assets)	(134)	(227)
Increase (decrease) in accounts payable and accrued expenses and other liabilities (including contract and lease liabilities)	68	(293)
Decrease in compensation and employee benefits payable and accrued bonus and profit sharing	(525)	(669)
Increase in net income taxes receivable/payable	(157)	(165)
Other operating activities, net	(98)	(96)
Net cash provided by (used in) operating activities	368	(373)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(214)	(211)
Acquisition of businesses, including net assets acquired and goodwill, net of cash acquired	(1,052)	(170)
Contributions to unconsolidated subsidiaries	(110)	(105)
Distributions from unconsolidated subsidiaries	48	28
Acquisition and development of real estate assets	(212)	(103)
Proceeds from disposition of real estate assets	6	55
Other investing activities, net	40	(31)
Net cash used in investing activities	(1,494)	(537)

CBRE Press Release
October 24, 2024

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	3,213	3,836
Repayment of revolving credit facility	(2,530)	(3,341)
Proceeds from senior term loans	—	749
Repayment of senior term loans	—	(437)
Proceeds from notes payable on real estate	51	60
Repayment of notes payable on real estate	—	(39)
Proceeds from issuance of 5.500% senior notes	495	—
Proceeds from issuance of 5.950% senior notes	—	975
Repurchase of common stock	(110)	(646)
Acquisition of businesses (cash paid for acquisitions more than three months after purchase date)	(23)	(127)
Units repurchased for payment of taxes on equity awards	(105)	(54)
Non-controlling interest contributions	22	2
Non-controlling interest distributions	(39)	(1)
Other financing activities, net	(47)	(71)
Net cash provided by financing activities	927	906
Effect of currency exchange rate changes on cash and cash equivalents and restricted cash	(15)	(48)
NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(214)	(52)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT BEGINNING OF PERIOD	1,371	1,405
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT END OF PERIOD	$1,157	$1,353

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$307	$128
Income tax payments, net	$351	$383
Non-cash investing and financing activities:
Deferred and/or contingent consideration	$15	$—

CBRE Press Release
October 24, 2024

Non-GAAP Financial Measures
The following measures are considered “non-GAAP financial measures” under SEC guidelines:
(i)Resilient Business net revenue
(ii)Net revenue
(iii)Core EBITDA
(iv)Business line operating profit/loss
(v)Segment operating profit on revenue and net revenue margins
(vi)Free cash flow
(vii)Net debt
(viii)Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (which we also refer to as “core adjusted net income”)
(ix)Core EPS
These measures are not recognized measurements under United States generally accepted accounting principles (GAAP). When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.
Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.
With respect to net revenue, net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. We believe that investors may find this measure useful to analyze the company’s overall financial performance because it excludes costs reimbursable by clients that generally have no margin, and as such provides greater visibility into the underlying performance of our business.
With respect to Core EBITDA, business line operating profit/loss, and segment operating profit on revenue and net revenue margins, the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of strategic acquisitions, which would include impairment charges of goodwill and intangibles created from such acquisitions, the effects of financings and income tax and the accounting effects of capital spending. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of Core EBITDA, this measure is not intended to be a measure of free cash flow for our management’s discretionary use because it does not consider cash requirements such as tax and debt service payments. The Core EBITDA measure calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to

CBRE Press Release
October 24, 2024

engage in certain activities, such as incurring additional debt. The company also uses segment operating profit and core EPS as significant components when measuring our operating performance under our employee incentive compensation programs.
With respect to free cash flow, the company believes that investors may find this measure useful to analyze the cash flow generated from operations after accounting for cash outflows to support operations and capital expenditures. With respect to net debt, the company believes that investors use this measure when calculating the company’s net leverage ratio.
With respect to core EBITDA, core EPS and core adjusted net income, the company believes that investors may find these measures useful to analyze the underlying performance of operations without the impact of strategic non-core equity investments (Altus Power, Inc. and certain other investments) that are not directly related to our business segments. These can be volatile and are often non-cash in nature.
With respect to Resilient Business net revenue, the company believes that investors may find this measure useful to understand the performance of the portions of our business that hold up well in a down market cycle either because of their non-cyclical characteristics or because they benefit from secular tailwinds.
Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (or core adjusted net income), and core EPS, are calculated as follows (in millions, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net income attributable to CBRE Group, Inc.	$225	$191	$481	$509

Adjustments:
Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions and restructuring activities	58	40	146	130
Interest expense related to indirect tax audit / settlement	3	—	11	—
Impact of adjustments on non-controlling interest	(6)	(8)	(13)	(27)
Net fair value adjustments on strategic non-core investments	8	12	91	44
Costs associated with efficiency and cost-reduction initiatives	41	4	137	145
Charges related to indirect tax audit / settlement	25	—	39	—
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(4)	(8)	12	(2)
Costs incurred related to legal entity restructuring	—	4	2	4
Integration and other costs related to acquisitions (1)	22	5	30	60
Impact of fair value non-cash adjustments related to unconsolidated equity investments	9	—	9	—
Provision associated with Telford’s fire safety remediation efforts	33	—	33	—
Tax impact of adjusted items and strategic non-core investments	(45)	(14)	(119)	(89)

Core net income attributable to CBRE Group, Inc., as adjusted	$369	$226	$859	$774

Core diluted income per share attributable to CBRE Group, Inc., as adjusted	$1.20	$0.72	$2.79	$2.46

Weighted average shares outstanding for diluted income per share	308,305,013	312,221,133	308,281,111	313,944,855

CBRE Press Release
October 24, 2024

Core EBITDA is calculated as follows (in millions, totals may not add due to rounding):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net income attributable to CBRE Group, Inc.	$225	$191	$481	$509
Net income attributable to non-controlling interests	20	10	54	23
Net income	245	201	535	532

Adjustments:
Depreciation and amortization	178	149	497	465
Interest expense, net of interest income	64	38	163	110
Provision for income taxes	67	31	70	114
Costs associated with efficiency and cost-reduction initiatives	41	4	137	145
Charges related to indirect tax audit / settlement	25	—	39	—
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(4)	(8)	12	(2)
Costs incurred related to legal entity restructuring	—	4	2	4
Integration and other costs related to acquisitions (1)	22	5	30	60
Impact of fair value non-cash adjustments related to unconsolidated equity investments	9	—	9	—
Provision associated with Telford’s fire safety remediation efforts	33	—	33	—
Net fair value adjustments on strategic non-core investments	8	12	91	44
Core EBITDA	$688	$436	$1,618	$1,472
________________________________________________________________________________________________________________________________________
(1)During the first quarter of 2024, we incurred integration and other costs related to acquisitions of $18 million in deal and integration costs, offset by reversal of $22 million in previously recognized transaction-related bonus expense due to change in estimate.
Core EBITDA for the trailing twelve months ended September 30, 2024 is calculated as follows (in millions):

Trailing Twelve Months Ended September 30, 2024

Net income attributable to CBRE Group, Inc.	$958
Net income attributable to non-controlling interests	72
Net income	1,030

Adjustments:
Depreciation and amortization	653
Interest expense, net of interest income	203
Provision for income taxes	206
Impact of fair value non-cash adjustments related to unconsolidated equity investments	9
Costs incurred related to legal entity restructuring	10
Integration and other costs related to acquisitions (1)	33
Carried interest incentive compensation expense to align with the timing of associated revenue	6
Costs associated with efficiency and cost-reduction initiatives	151
Charges related to indirect tax audit / settlement	38
Provision associated with Telford’s fire safety remediation efforts	33
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired	(34)
Net fair value adjustments on strategic non-core investments	16

Core EBITDA	$2,354
________________________________________________________________________________________________________________________________________
(1)During the first quarter of 2024, we incurred integration and other costs related to acquisitions of $18 million in deal and integration costs, offset by reversal of $22 million in previously recognized transaction-related bonus expense due to change in estimate.

CBRE Press Release
October 24, 2024

Revenue includes client reimbursed pass-through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients. Reimbursement related to subcontracted vendor work generally has no margin and has been excluded from net revenue. Reconciliations are shown below (dollars in millions):

	Three Months Ended September 30,
	2024	2023
Consolidated
Revenue	$9,036	$7,868
Less: Pass-through costs also recognized as revenue	3,718	3,438
Net revenue	$5,318	$4,430

	Three Months Ended September 30,
	2024	2023
Property Management Revenue
Revenue	$567	$465
Less: Pass-through costs also recognized as revenue	24	21
Net revenue	$543	$444

	Three Months Ended September 30,
	2024	2023
GWS Revenue
Revenue	$6,346	$5,649
Less: Pass-through costs also recognized as revenue	3,694	3,417
Net revenue	$2,652	$2,232

	Three Months Ended September 30,
	2024	2023
Facilities Management Revenue
Revenue	$4,370	$3,844
Less: Pass-through costs also recognized as revenue	2,590	2,389
Net revenue	$1,780	$1,455

	Three Months Ended September 30,
	2024	2023
Project Management Revenue
Revenue	$1,976	$1,805
Less: Pass-through costs also recognized as revenue	1,104	1,028
Net revenue	$872	$777

	Three Months Ended September 30,
	2024	2023
Net revenue from Resilient Business lines
Revenue	$7,309	$6,492
Less: Pass-through costs also recognized as revenue	3,718	3,438
Net revenue	$3,591	$3,054
Below represents a reconciliation of REI business line operating profitability/loss to REI segment operating profit (in millions):

	Three Months Ended September 30,
Real Estate Investments	2024	2023
Investment management operating profit	$75	$29
Global real estate development operating loss	(8)	(22)
Real estate investments segment operating profit	$67	$7